Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 31, 2015, Foundation Healthcare, Inc. (referred to as the “Company,” “we,” “us,” and “our” closed the acquisition comprising substantially all of the hospital assets and hospital operating entity of University General Hospital, LP (“UGH”), consisting of a sixty-nine bed acute care hospital located in the Medical City area of Houston, Texas (collectively referred to as the “Acquisition”). The purchase price of UGH was $33 million. Subsequent to the Acquisition, UGH will be operated as Foundation Surgical Hospital of Houston.

We have included the unaudited balance sheet of the Company as of December 31, 2015 which reflects the acquisition of UGH. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was prepared as if the acquisition had occurred on the first day of the period presented and combines the historical unaudited consolidated statement of operations of the Company with the historical audited consolidated statement of operations of UGH.

The unaudited pro forma condensed combined financial information has been prepared for informational purposes only, to show the effect of the combination of the Company and UGH on a historical basis. These financial statements do not purport to be indicative of the results of operations that would have actually occurred had the business combination been in effect at that date, nor do they project the expected results of operations or financial position for any future period or date.

The unaudited pro forma condensed combined financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition. The purchase price allocation is not finalized, because we are still in the process of finalizing our estimates of the fair value of UGH’s property, equipment and intangible assets. Accordingly, we have prepared the pro forma adjustments based on assumptions that we believe are reasonable but that are subject to change as additional information becomes available and the preliminary purchase price allocation is finalized.

Exhibit 99.3

FOUNDATION HEALTHCARE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2015

ASSETS
Cash and cash equivalents	$5,062,492
Accounts receivable, net	30,383,942
Receivables from affiliates	509,886
Supplies inventories	3,737,901
Prepaid and other current assets	4,161,620
Current assets from discontinued operations	197,307

Total current assets	44,053,148

Property and equipment, net	53,515,123
Equity method investment in affiliates	3,012,631
Intangible assets, net	7,022,170
Goodwill	10,423,858
Other assets	1,259,029
Other assets from discontinued operations	8,713

Total assets	$119,294,672

LIABILITIES, PREFERRED NONCONTROLLING INTERESTS AND TOTAL DEFICIT
Liabilities:
Accounts payable	$9,060,060
Accrued liabilities	12,877,711
Preferred noncontrolling interests dividends payable	157,887
Short-term debt	308,769
Current portion of long-term debt	10,429,750
Other current liabilities	590,827
Current liabilities from discontinued operations	1,735,615

Total current liabilities	35,160,619

Long-term debt, net of current portion	69,954,911
Deferred lease incentive	7,672,745
Other liabilities	6,479,181

Total liabilities	119,267,456
Preferred noncontrolling interest	6,960,000
Equity:
Foundation HealthCare shareholders’ deficit:
Common stock	1,730
Paid-in capital	20,885,915
Accumulated deficit	(32,130,178)

Total Foundation HealthCare shareholders’ deficit	(11,242,533)
Noncontrolling interests	4,309,749

Total deficit	(6,932,784)

Total liabilities, preferred noncontrolling interests and total deficit	$119,294,672

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Foundation	UGH
			(Notes 2 - 3)
Revenues:
Patient services	$121,197,748	$60,416,633	$—		$181,614,381
Provision for doubtful accounts	(6,359,423)	(6,645,830)	—		(13,005,253)

Net patient services revenue	114,838,325	53,770,803	—		168,609,128
Management fees from affiliates	5,449,354	—	—		5,449,354
Other revenue	5,852,145	233,547	—		6,085,692

Revenues	126,139,824	54,004,350	—		180,144,174
Equity in earnings of affiliates	1,369,488	—	—		1,369,488
Operating Expenses:
Salaries and benefits	33,870,730	26,820,678	—		60,691,408
Supplies	27,759,861	11,297,153	—		39,057,014
Other operating expenses	53,928,367	13,683,943	—		67,612,310
Depreciation and amortization	5,697,962	4,018,682	1,109,675	(a)	10,826,319

Total operating expenses	121,256,920	55,820,456	1,109,675		178,187,051
Other Income (Expense):
Interest expense, net	(1,059,855)	(2,115,502)	(839,498	)(b)	(4,014,855)
Other income (expense)	38,226	(1,073,519)	1,073,519	(c)	38,226

Net other (expense)	(1,021,629)	(3,189,021)	234,021		(3,976,629)

Income (loss) from continuing operations, before taxes	5,230,763	(5,005,127)	(875,654)		(650,018)
Benefit for income taxes	718,612	—			718,612

Income (loss) from continuing operations, net of taxes	5,949,375	(5,005,127)	(875,654)		68,594
Income (loss) from discontinued operations, net of taxes	6,593,188	—			6,593,188

Net income (loss)	12,542,563	(5,005,127)	(875,654)		6,661,782
Less: Net income (loss) attributable to noncontrolling interests	6,645,210	—	—		6,645,210

Net income (loss) attributable to Foundation HealthCare	5,897,353	(5,005,127)	(875,654)		16,572
Preferred noncontrolling interests dividends	(706,395)	—	—		(706,395)

Net income (loss) attributable to Foundation HealthCare common stock	$5,190,958	$(5,005,127)	$(875,654)		$(689,823)

Net loss per share of common stock, basic and diluted	$0.30				$(0.04)

Weighted average number of common shares outstanding	17,267,301				17,267,301

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.3

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(1) BASIS OF PRESENTATION

The pro forma condensed combined financial statements present the pro forma effects of the acquisition by Foundation Healthcare, Inc. (the “Company” or “Foundation”) of substantially all of the hospital assets and hospital operating entity of University General Hospital, consisting of a sixty-nine bed acute care hospital located in the Medical City area of Houston, Texas (“UGH”) for $23.8 million, net of liabilities assumed (the “Acquisition”).

The accompanying unaudited balance sheet of the Foundation reflects the Acquisition and is being included for information purposes only. The accompanying unaudited pro forma combining consolidated statement of operations is presented assuming the Acquisition was consummated on the first day of the period presented.

The historical information presented for Foundation (i) as of December 31, 2015 and the year then ended, is derived from the unaudited consolidated financial statements contained in the Company’s Current Report on Form 8-K filed on March 16, 2016.

The historical information presented for UGH for the year ended December 31, 2015, is derived from the audited consolidated statements of UGH.

The pro forma financial information presented in the unaudited pro forma combining consolidated financial statements is not necessarily indicative of the financial position and results of operations that would have been achieved had the assets and liabilities been owned by a single corporate entity. The results of operations presented in the unaudited pro forma combining statements of operations are not necessarily indicative of the results of future operations of Foundation following consummation of the Acquisition.

The accompanying unaudited balance sheet of the Company as of December 31, 2015 includes the recording of the excess fair value over the net assets acquired (goodwill) of UGH of $9.6 million as a result of the purchase accounting. The fair values of the assets acquired and liabilities assumed are preliminary and based on estimates of the identifiable intangible assets, estimates of the fair value of inventories and fixed assets, and estimates of the fair value of liabilities. Due to the timing of the acquisition, it was not practical for the fair value appraisals of UGH to be completed at the time of this report. The final appraisals of UGH could result in changes, which could be significant.

(2) THE ACQUISITION

The preliminary purchase price allocation for the Acquisition which is reflected in the accompanying balance sheet at December 31, 2015 of the Company, is as follows:

Preliminary
Accounts receivable	$7,229,000
Supplies inventories	1,689,000
Other current assets	328,000

Total current assets	9,246,000

Fixed assets	39,437,000
Intangible assets and goodwill	9,450,000

Total assets acquired	58,133,000

Liabilities assumed:
Accounts payable and accrued liabilities	1,589,000
Current portion of long-term debt and capital lease obligations	4,741,000

Total current liabilities	6,329,000
Long-term debt and capital lease obligations, net of current portion	28,004,000

Total liabilities assumed	34,333,000

Net assets acquired	$23,800,000

Exhibit 99.3

(3) PRO FORMA ADJUSTMENTS – THE ACQUISITION:

The accompanying unaudited pro forma consolidated financial statements have been adjusted to give effect to the following:

(a)	The estimated additional annual depreciation expense to be incurred by the Company on the fixed assets of UGH.

(b)	The estimated additional annual interest expense which will be incurred subsequent to the Acquisition on the $17.5 million in long-term debt and capital lease obligations of the Company used to fund the Acquisition.

(c)	The elimination of the 2015 non-operating expense of UGH which was related to the forgiveness of notes payable to affiliates.

(4) NET INCOME PER SHARE

Pro forma per share calculations for Foundation are based upon the weighted average number of common stock shares assuming the Acquisition occurred on the first day of the period presented.